UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2009 (September 15, 2009)

PINNACLE GAS RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33457	30-0182582
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Alger Street

Sheridan, Wyoming 82801

(Address of Principal Executive Offices) (Zip Code)

(307) 673-9710

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard.

On September 15, 2009, the Company received notification from the NASDAQ Stock Market that it is not in compliance with the minimum bid price requirement pursuant to Listing Rule 5450(a)(1) because its stock price has been less than $1.00 per share for the previous 30 consecutive business days.

The Company has a 180 day grace period to regain compliance; however if the Company fails to meet the minimum bid price requirements within this period, its securities will be subject to delisting.

Item 7.01 Regulation FD Disclosure.

On September 21, 2008, the Company issued a press release regarding the above-referenced notification from NASDAQ.  A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated by reference.

The information is this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Press release dated September 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date September 21, 2009	PINNACLE GAS RESOURCES, INC.

	By:	/s/ Peter G. Schoonmaker
Peter G. Schoonmaker
President and Chief Executive Officer